FIRST AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT AND WAIVER

THIS FIRST  AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) is entered into as of September 1, 2007, by and among Apio, Inc., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

Recitals

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of November 1, 2005, by and among Borrower and Bank (as amended, modified and/or supplement from time to time, the “Credit Agreement”).

WHEREAS, Borrower has informed Bank that pursuant to that certain Certificate of Ownership and Merger executed on August 6, 2007 (the “Merger Instrument”) by Apio Acquisition Corporation, (i) Apio Acquisition Corporation merged into Borrower and (ii) Borrower’s Certificate of Incorporation was amended and restated.

WHEREAS, Borrower is in default of the following covenants in the Credit Agreement due to the transactions effectuated by the Merger Instrument: (i) Section 6.7 (Investments and Subsidiaries), (ii) Section 6.20 (Consolidation and Merger; Asset Acquisitions) and (iii) Section 6.27 (Constituent Documents) (such defaults, collectively, the “Existing Defaults”).

WHEREAS, Bank has agreed to provide waivers of the Existing Defaults and Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Definitions. Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, Bank hereby agrees that each of the Events of Default under Section 7.1(b) of the Credit Agreement directly resulting from the Existing Defaults shall be deemed waived.

3. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 6.2(b) of the Credit Agreement is hereby amended by changing the timing of delivery of detailed lists of Borrower’s customers with contact names and addresses from semi-annual delivery to delivery upon request of Bank.

(b) Section 6.3 of the Credit Agreement is hereby amended by amending and restating in its entirety such Section as follows:

Section 6.3. Financial Covenants.

(a) [Reserved].

(b) Minimum Tangible Net Worth. From and after May 28, 2007, Borrower, together with the other Companies, will maintain, at all times, Tangible Net Worth, determined as of the end of each fiscal quarter, at an amount not less than $26,000,000 plus 75% of cumulative Net Income realized since May 2007 up to such fiscal quarter end.

(c) Minimum Net Income. From and after May 28, 2007, Borrower, together with the other Companies, will achieve (together with the other Companies) during each period described below, consolidated Net Income, of not less than the amount set forth in the table below opposite such period:

Fiscal Year to Date Period Ending	Minimum Net Income
August 31 of each year	$1,000,000
November 30 of each year	$2,000,000
February 28 or 29, as applicable, of each year	$3,000,000
May 31 of each year	$4,000,000

(d) Capital Expenditures. From and after May 28, 2007, Borrower together with the other Companies will not incur financed or unfinanced Capital Expenditures of more than $6,000,000 in the aggregate during any fiscal year.

(e) Maximum Leverage. From and after May 28, 2007, Borrower, together with the other Companies, will maintain Total Liabilities divided by Tangible Net Worth, as of the end of each fiscal quarter, at not greater than 1.00:1.00.

(c) Exhibit C to the Credit Agreement is replaced in its entirety with Exhibit C attached hereto and all references in the Credit Agreement and the other Loan Documents to “Exhibit C” shall be interpreted as references to Exhibit C hereto.

(d) Schedules 5.1, 5.2, 5.11, 6.4 and 6.5 to the Credit Agreement are each replaced in their entirety with the corresponding Schedule attached hereto and all references in the Credit Agreement and the other Loan Documents to any such Schedule shall be interpreted as a reference to the corresponding Schedule hereto.

4. Survival of Terms; Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

5. Representations, Warranties and Covenants. Borrower hereby remakes all representations and warranties contained in the Credit Agreement (except to the extent that such representations and warranties relate solely to an earlier date and after giving effect to the amendments to the Credit Agreement set forth in this Amendment) and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment (after giving effect to the waivers set forth in Section 2 hereof) there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

6. Effective Date. This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that all of the following conditions precedent have been satisfied on or before September 30, 2007: (a) Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of this Amendment, executed by Borrower; (b) Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of the Guarantor’s Consent and Reaffirmation attached hereto, executed by Landec Corporation; (c) Borrower shall have paid to Bank an amendment fee of $5,000.00; and (d) all of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

8. Severability. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

10. Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Loan Documents or affect or impair any rights, powers, or remedies of Bank, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

APIO, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:		By:
	Kathleen Morgan Chief Financial Officer		Tim Palmer Vice President

FIRST MODIFICATION TO LINE OF CREDIT NOTE

THIS FIRST MODIFICATION TO LINE OF CREDIT NOTE (this “Modification”) is entered into as of September 1, 2007, by and between Apio, Inc. (“Borrower”), and Wells Fargo bank, national association (“Bank”).
RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Line of Credit Note in the maximum principal amount of $7,000,000.00, executed by Borrower and payable to the order of Bank, dated as of November 1, 2005 (the “Line of Credit Note”), which Note is subject to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of November 1, 2005, as amended from time to time (the “Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Line of Credit Note, and have agreed to modify the Line of Credit Note to reflect such changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Line of Credit Note shall be modified as follows:

1. Paragraph (a) Interest of the Section of the Note titled “INTEREST” is hereby deleted in its entirety and the following substituted therefor:

(a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year for Libor and a 365/366 day year for Prime Rate, actual days elapsed) either (i) at a fluctuating rate per annum three-quarters percent (0.75%) below the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one and one-half percent (1.50%) above Libor in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each Libor selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

2. The last sentence of Paragraph (a) Borrowing and Repayment of the Section of the Note titled “BORROWING AND REPAYMENT” is hereby deleted in its entirety, and the following substituted therefor:

The outstanding principal balance of this Note shall be due and payable in full on August 31, 2009.

3. The effective date of the changes set forth herein shall be September 1, 2007. The effectiveness of this Modification is subject to the satisfaction of all conditions provided in that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 1, 2007, between Borrowers and Bank.

4. Except as expressly set forth herein, all terms and conditions of the Line of Credit Note remain in full force and effect, without waiver or modification. All terms defined in the Line of Credit Note or the Credit Agreement shall have the same meaning when used in this Modification. This Modification and the Line of Credit Note shall be read together, as one document.

5. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Line of Credit Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. Borrower further certifies that, notwithstanding the modifications set forth herein, all of the Collateral securing the Line of Credit Note shall remain subject to the lien, charge or encumbrance of the deed of trust, mortgage, security agreement or other document pursuant to which such lien, charge or encumbrance is created, and nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien, charge or encumbrance of any such deed of trust, mortgage, security agreement or other document over any other liens, charges or encumbrances.

[Signatures on Next Page]

In Witness whereof, the parties hereto have caused this Modification to be executed as of the day and year first written above.

APIO, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:		By:
	Kathleen Morgan Chief Financial Officer		Tim Palmer Vice President